EXHIBIT 2.03

                                   Term Sheet
                                   ----------

                  Trinad Capital Master Fund Ltd. (or an affiliated entity) (the "Plan Sponsor") hereby offers to sponsor a plan of reorganization for Ocean Power Corporation ("OPC"). The terms and conditions of such offer are as follows:

Price:            Plan Sponsor will pay $500,000 to the OPC  bankruptcy  estate.
-----             Such funds shall be placed into deposit with OPC's  counsel as follows: (a) $100,000 (the "Deposit") within 3 business days of countersignature of this term sheet; (b) $400,000 (the
                  "Balance") ten days prior to the confirmation hearing. Both the Deposit and the Balance shall be held in an escrow account, and shall be fully refundable in the event the transaction does not close; provided, however, $50,000 of the Deposit (the "Pre-closing Advance") may be used to funds costs of concluding the transaction (fees and expenses of OPC's counsel, audit fees, taxes and SEC filing expenses) in the event that OPC's estate does not have sufficient funds to conclude the transaction and OPC believes, in good faith, that use of such Pre-closing Advance will be sufficient to conclude the transaction.

Stock:            The plan of  reorganization  shall provide for the issuance of
-----             new  common  stock,  93% of which  shall be issued to the Plan
                  Sponsor, 7% to be issued to the OPC estate to be distributed as follows: (a) 4.0% to unsecured creditors; (b) 3.0% to current shareholders (without regard class of stock).

Filings:          OPC shall  complete and file all  delinquent  SEC Form 10K and
-------           SEC Form 10Q  filings  prior to  confirmation  of the plan or, alternatively, obtain confirmation of the plan notwithstanding such non-completion. In addition OPC shall complete and file all delinquent state, local and federal tax returns or other necessary forms to ensure that it is in good standing in its state of incorporation and provide a recent good standing certificate to evidence such good standing.

Merger:           The  Plan  Sponsor  has  identified  a merger  candidate  (the
------            "Merger  Candidate")  as the  business  to be merged  into the reorganized  debtor. It is intended that the merger will occur promptly  following  confirmation of the plan and the issuance of new common stock in the reorganized debtor. Notwithstanding the  foregoing,  the  parties  acknowledge  and agree that the merger will be subject to customary conditions,  including the following:  (i) the  negotiation  and  execution of definitive documents  in form  acceptable  to the Plan Sponsor and Merger
                  Candidate,  (ii) the satisfactory completion of due diligence, and (iii) the absence of any  material  adverse  change in the
                  business  of  the  Merger   Candidate.   The  merger  will  be
                  consummated  pursuant  to  a  merger  agreement,  which  shall
                  contain,   among  other  things,   detailed  and   appropriate
                  representations  and  warranties,   affirmative  and  negative
                  covenants and closing conditions customary for transactions of that type and the Plan Sponsor gives no assurance that agreement will be reached with the Merger Candidate with respect to the terms of such merger agreement.

Plan:             Upon  counter-signature  of this binding term sheet, OPC shall
----              prepare and file a plan or  reorganization  that  provides for
                  the  above  transaction,   and  a  disclosure  statement  that
                  adequately  details the  transaction as required by applicable bankruptcy  law. Plan Sponsor shall provide OPC with financial and other
                  information  OPC requires to complete the plan and  disclosure statement, including, without limitation: the nature of Merger
                  Candidate's  business,  the financial  operation of the Merger
                  Candidate,  disclosure  of proposed  officers and directors of
                  the  reorganized   debtors,   one  year  projections  for  the
                  reorganized debtor post-merger, and such other information necessary to satisfy applicable bankruptcy law.

Discharge:        The plan and/or the  confirmation  order  shall  provide for a
---------         discharge of  indebtedness,  and that the  reorganized  debtor shall have no ongoing obligations for any debt arising prior to the merger.

Court
Approval:         This  transaction,  entry into this agreement,  and all of the
--------          obligations  hereunder,  are subject to and  conditioned  upon
                  approval  of  the  bankruptcy   court,  and  approval  of  the
                  contemplated plan by the bankruptcy court presiding over OPC's chapter 11 case.

Cooperation:      Plan Sponsor shall assist OPC, as necessary,  in responding to
-----------       inquiries, concerns and/or objections (if any) to the proposed transaction.

Costs:            Except as otherwise set forth herein,  both parties shall rely
-----             on their own  professionals,  and shall  bear  their own costs associated with this transaction.

Additional
Terms:            It  is  expressly   acknowledged   and  understood  that  such
-----             additional  terms as may be necessary  and customary in a plan or reorganization shall be included by OPC in connection therewith.

Counterparts
Fax Signature:    This agreement may be signed in counterparts,  and a facsimile
-------------     signature shall have the same force and effect as an original.


         Please confirm your agreement to this proposal by countersigning in the space provided below.

                                               Very truly yours,

                                               Ocean Power Corp.

                                               By: /s/ J. MICHAEL HOPPER
                                                       -----------------
                                                       J. Michael Hopper

ACCEPTED AND AGREED:
  Trinad Capital Master Fund Ltd.

    By: Trinad Management, LLC

    By: /s/ [SIGNATURE ILLEGIBLE]
        -------------------------
        Managing Member

                               OPC Plan Term Sheet
                                     Page 2

                         Halperin Battaglia Raicht, LLP
                                   Law Offices
                         555 Madison Avenue - 9th Floor
                            New York, New York 10022

Alan D. Halperin                                       Telephone: (212) 765-9100
Christopher J. Battaglia                               Facsimile: (212) 765-0964
Robert D. Raicht                               e-mail: ahalperin@halperinlaw.net
        o
Debra J. Cohen
Neal W. Cohen
Ethan D. Ganc
Carrie E. Mitchell
Elizabeth L. Rose
        o
Walter Benzija
Donna H. Lieberman
Andrew P. Saulitis
   Of Counsel

                                                   September 18, 2007

BY EMAIL TRANSMISSION
---------------------

Mr. Jay Wolf
Mr. Charles C. Bentz
Trinad Capital Master Fund, Ltd.
2121 Avenue of the Stars, Suite 1650
Los Angeles, CA 90067

                           Re: Term Sheet between Ocean Power Corporation (the "Debtor") and Trinad Capital Master Fund, Ltd. ("Trinad"), dated as of October 13, 2006 (the "Term Sheet")

Dear Jay and Charlie:

                  This office is counsel to the Debtor.

                  Reference is made to the above-referenced Term Sheet under which Trinad has agreed to fund a plan of reorganization under the terms and conditions set forth therein.

                  Paragraph 2 of the Term Sheet titled "Stock" shall be deleted in its entirety and the following new Paragraph 2 substituted in its place and stead:

                  The plan shall provide for the issuance of new common stock, 93% of which shall be issued to the Plan Sponsor, 7% to be issued to the OPC estate to be distributed as follows: (a) 6% to unsecured creditors and (b) 1% to current shareholders (without regard to class of stock), provided, however, that in the event the plan is confirmed under Section 1129(b) of the Bankruptcy Code, unsecured creditors shall receive only 4% of the new common stock and current shareholders will receive no distribution under the plan and 96% of the new common stock will be issued to the Plan Sponsor.

HALPERIN BATTAGLIA RAICHT, LLP

Jay Wolf
Charles C. Bentz
September 18, 2007
Page Two

                  Except as expressly modified hereby, the Term Sheet shall remain in full force and effect.

                  Please  indicate   Trinad's   agreement  and  consent  to  the
         foregoing in the place provided below and return a copy of this letter to this office.

                                                      Very truly yours,

                                                      /s/ ALAN D. HALPERIN
                                                      --------------------
                                                      Alan D. Halperin

AGREED AND CONSENT TO:

Trinad Capital Master Fund, Ltd.

By: /s/ CHARLES C. BENTZ
    --------------------------
        Name: Charles C. Bentz
        Title: